UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Oshkosh Corporation
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December 20, 2011

Dear Fellow Shareholder:

We have enclosed important information regarding your investment in Oshkosh.  We encourage you to review it carefully.

The Oshkosh Board of Directors and senior management are singularly focused on increasing the value of your investment in Oshkosh.  As you decide how to vote at the important Annual Meeting of Shareholders scheduled for January 27, 2012, we urge you to support your Board’s nominees who are committed to serving your best interests.

Please use the enclosed WHITE proxy card to vote today—by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

On behalf of the Oshkosh Board of Directors, we thank you for your continued support.

Sincerely,

Richard M. Donnelly	Charles L. Szews
Chairman of the Board of Directors	President and Chief Executive Officer

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 750-9499

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to vote using any Gold proxy card sent to you by Mr. Icahn, as doing so will revoke your vote on the WHITE proxy card.

MISSION DRIVEN: TO MOVE THE WORLD AT WORK AN IMPORTANT MESSAGE FOR ALL OSHKOSH SHAREHOLDERS MAKE YOUR VOTE COUNT at the 2012 Annual Meeting of Oshkosh Shareholders VOTE FOR THE OSHKOSH BOARD OF DIRECTORS’ NOMINEES ON THE WHITE PROXY CARD TODAY COV1

COV2 FORWARD-LOOKING STATEMENTS This document contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this document, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the expected level and timing of DoD procurement of products and services and funding thereof, including the impact of the DoD’s allocation of certain tires which will restrict and delay certain FHTV sales; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain DoD tactical wheeled vehicle strategy; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially during periods of global economic uncertainty, lower municipal spending and tight credit markets; the Company’s ability to produce vehicles under the FMTV contract at targeted margins; the duration of the ongoing global economic weakness, which could lead to additional impairment charges related to many of the Company’s intangible assets and/or a slower recovery in the Company’s cyclical businesses than equity market expectations; the potential for the U.S. government to competitively bid the Company’s Army and Marine Corps contracts; the consequences of financial leverage, which could limit the Company’s ability to pursue various opportunities; increasing commodity and other raw material costs, particularly in a sustained economic recovery; the ability to pass on to customers price increases to offset higher input costs; risks related to costs and charges as a result of facilities consolidation and alignment, including that anticipated cost savings may not be achieved; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks related to production or shipment delays arising from quality or production issues; risks associated with international operations and sales, including foreign currency fluctuations and compliance with the Foreign Corrupt Practices Act; the potential for increased costs relating to compliance with changes in laws and regulations; risks related to disruptions in the Company’s distribution networks; risks related to a proxy fight and other actions of activist shareholders; and the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed November 16, 2011. The Company assumes no obligation, and disclaims any obligation, to update information contained in this document. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

YOUR BOARD OF DIRECTORS SEEKS YOUR SUPPORT AT THE UPCOMING ANNUAL MEETING OF SHAREHOLDERS. We are singularly focused on increasing the value of your investment in Oshkosh. Executive and senior management’s success in building Oshkosh’s business has been driven by our deep understanding of the defense, municipal and construction markets that we serve. We have taken – and will continue to take – substantial steps to strengthen the Company and its powerful franchise – WE ARE INDEED “MISSION DRIVEN.” WE HAVE A PROVEN TRACK RECORD: Oshkosh’s long history of developing world-class products is one of the strongest in each of the industries in which we operate. WE HAVE A WELL-ARTICULATED STRATEGY TO DELIVER VALUE: In the face of unprecedented challenges, your Board and management team have taken decisive action, developing the MOVE strategy to deliver increased value to ALL shareholders. WE ARE TAILORING OUR BUSINESSES TO THE CURRENT ENVIRONMENT AND POSITIONING THEM FOR FUTURE GROWTH: We are targeting mid-single digit operating income margins in all of our businesses in the current depressed markets and incrementally improved margins in an economic recovery. WE OFFER YOU THE BEST REPRESENTATION IN THE BOARDROOM: In contrast to Mr. Icahn’s nominees, your Board’s nominees have the experience, industry knowledge and superior qualifications required to execute the MOVE strategy, and evaluate and respond to the challenges and opportunities in our business for the benefit of all shareholders. PLEASE VOTE FOR THE BOARD’S NOMINEES USING THE WHITE PROXY CARD TODAY 1

2 VOTE FOR OUR PROVEN TRACK RECORD AS A GLOBAL LEADER Oshkosh has a long history of developing world-class products in each of the industries in which we operate. The Company has built a diversified portfolio of specialty defense, access equipment, fire & emergency and commercial vehicles and vehicle bodies. As you may know, we are a global leader in niche specialty vehicles and vehicle body markets, and we believe we have either maintained or increased market share in our largest businesses during the downturn. RANK GLOBAL THE AMERICAS RANK Concrete Mixers/Batch Plants #1 #11 Tactical Wheeled Vehicles #1 #1 Refuse Collection Vehicles Access Equipment #1 #1 Fire Apparatus Broadcast Vehicles #1 Airport Products 98% of our sales are represented by the #1 brands in their respective markets Despite two recessions, over the past 15 years we have achieved a total shareholder return of over 18.5% on an annualized basis, which is well in excess of the 5.9% annualized return for the S&P 500, and we’ve grown our business from $413 million in revenue to $7,585 million in revenue, representing a compound annual growth rate (CAGR) of approximately 21%.2 1. The leading supplier of heavy, medium and MRAP vehicles for the U.S. Armed Forces 2. Data per Oshkosh Form 10-K filings and Bloomberg. Oshkosh revenue figures for fiscal years ending 30-Sep-1996 and 30-Sep-2011. Total shareholder returns for Oshkosh and the S&P 500 are from 30-Sep-1996 to 02-Dec-2011.

3 VOTE FOR OUR MOVE STRATEGY — ALREADY WELL UNDERWAY MOVE FOCUSES ON FOUR MAJOR CATEGORIES: Market recovery and growth, Optimizing cost and capital structure, Value innovation and Emerging market expansion. Our MOVE strategy is well underway, and we are investing in fiscal 2012 to support MOVE initiatives that we believe will benefit Oshkosh and our shareholders today and in the coming years, with significant benefit beginning in fiscal 2013. MARKET RECOVERY AND GROWTH. We believe the earnings opportunity of a market recovery to prior peak annual volumes in our non-defense business segments is nearly $500 million annually. Regardless of the extent and timing of recovery, we will drive to maximize earnings by: Improving our sales, inventory and operations processes to assure that we efficiently build inventory in the right regions at the right times to capture incremental sales, while optimizing inventory turns; and Focusing our distribution on conquest sales to take advantage of our leadership in innovation. ATTRACTIVE RECOVERY OPPORTUNITIES IN NON-DEFENSE MARKETS Operating Income ($ millions) 600 500 400 300 200 100 0 Approaching $500M Opportunity FY11** Prior Peak* Access Equipment Fire & Emergency Commercial * Prior Peak Operating Income: Access $363M – FY08, F&E $96M – FY07, Commercial $76M – FY07. ** FY 11 Operating Income: Access $65M, F&E ($3M) excluding an impairment charge of $5M (GAAP F&E operating loss was ($8M)), Commercial $4M.

OPTIMIZING OUR COST AND CAPITAL STRUCTURE. We are a leaner, more efficient operator, and we will be executing further initiatives to continue this journey. We have: Reduced the number of our manufacturing facilities by 20% since 2008 (with no reduction in capacity), and we expect previously announced facility closures to benefit earnings by $33 million annually by fiscal 2013. Chartered project teams targeting 250 basis point improvement in operating income margins over the next 5 years by streamlining product, process and overhead costs. Implemented the Oshkosh Operating System to better serve our customers as well as reduce costs and inventory levels. Reduced debt by $2 billion since 2008, substantially de-levering the Company and providing additional financial flexibility. VALUE INNOVATION. Our investments in innovative new products and technologies have historically helped drive profitable growth in our mature markets. We are committed to remaining the innovation leader in our markets. Examples of our recent leading innovations include: Rapid design and build of the MRAP-All Terrain Vehicle (M-ATV) for the U.S. Armed Forces to meet an urgent operational need for highly mobile and survivable combat vehicles in Afghanistan. Through September 30, 2011, this product innovation has generated approximately $5.8 billion in sales and strong margins. Pierce’s revolutionary Dash® Cab Forward fire truck is the first of its kind to provide ample operating space for the driver and captain and dramatically improves serviceability and visibility. McNeilus’ clean burning and domestically produced compressed natural gas (CNG) powered vehicles, including the first ever CNG concrete mixer. EMERGING MARKET EXPANSION. We expect substantial opportunities for adoption and penetration of our products in emerging markets. Oshkosh’s net sales outside the U.S. grew from 10% in fiscal 2010 to 17% in fiscal 2011. Our goal is to increase this to 30% as our international strategy gains traction. We have expanded our sales and service offices and/or manufacturing facilities in each of the BRIC countries (Brazil, Russia, India and China) in the last two years, which we expect will continue to expand our international sales. We have aggressively forward-deployed in a number of countries to pursue cutting-edge defense product opportunities in the Middle East and across the Americas.

VOTE FOR YOUR INDEPENDENT BOARD Your Board and management team are successfully executing Oshkosh’s strategy to position the Company for the future and create value for ALL shareholders. YOUR BOARD’S NOMINEES HAVE THE RIGHT EXPERIENCE AT THE RIGHT TIME. Comprised of highly qualified, proven business leaders with a broad range of complementary experience in industrial manufacturing, defense, finance, private equity, risk management and other areas essential to Oshkosh’s businesses. Substantial experience in interacting with, and overseeing businesses involving, defense and our other end markets has been critical to our continued success. Two directors have distinguished military careers with the Company’s primary customer, the U.S. Department of Defense. Policy expertise, CEO and CFO experience and operational leadership across global markets. YOUR BOARD HAS LONG RECOGNIZED THE IMPORTANCE OF NEW PERSPECTIVES IN THE BOARDROOM. Since October 2010, your Board has added four new independent directors, including: a four-star army general, a three-star air force general and the chief financial officers of Brunswick Corporation and Owens Corning. Upon the election of John S. Shiely, retired chairman and chief executive officer of Briggs & Stratton, at the upcoming Annual Meeting, we will have added five new independent directors during the past 16 months. YOUR BOARD IS INDEPENDENT, ENABLING IT TO PROVIDE RIGOROUS OVERSIGHT OF OSHKOSH’S STRATEGIC DIRECTION. All directors are elected annually, with 12 of the 13 directors independent of the Company. Our CEO and Chairman are separate positions to ensure the Board’s utmost independence. Your Board’s independence ensured aggressive involvement in driving the strategic review that resulted in the MOVE strategy and continuous evaluation of its own needs and strengths.

PROTECT YOUR INVESTMENT: Please use the enclosed WHITE proxy card to vote FOR your Board’s nominees TODAY by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. REMEMBER: We urge you NOT to vote using any Gold proxy card sent to you by Mr. Icahn, as doing so will revoke your vote on the WHITE proxy card. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies: INNISFREE M&A INCORPORATED Shareholders Call Toll-Free: (877) 750-9499 Banks and Brokers Call Collect: [212] 750-5833 YOUR CHOICE IS CLEAR